EMPLOYMENT AGREEMENT

            EMPLOYMENT AGREEMENT dated as of April 20, 1995, between IPC Bridge, Inc., a New York corporation (the "Employer"), and Gerald E. Starr (the "Employee").

            WHEREAS:

                  (a) Employer is the successor by merger to Bridge Electronics Inc.,("Bridge"), Employee's prior employer; and

                  (b) Employer desires to retain the services of Employee on the terms and conditions hereinafter set forth; and

                  (c) Employee desires to furnish his services on such terms and conditions;

            NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

            1. Employment and Duties. Employee is hereby employed by Employer with such duties as previously were performed by him for Bridge. Employee will have the title of President. In the performance of his duties, Employee shall report to the Board of Directors.

                  During his employment by Employer, Employee will work exclusively for Employer, will use his best efforts, skill, expertise, knowledge and experience in connection with his employment, and will devote his full time and attention to his duties hereunder and to furthering and promoting the interests of the Employer (and, as directed, any parent corporation, subsidiary or affiliate of Employer). The foregoing shall not be construed to prevent the Employee from making passive investment of his assets in any business so long as such business does not compete with that of the Employer, so long as Employee does not engage in performance of services in the operation or affairs of such business, and so long as such investment by Employee does not otherwise conflict with the terms of this Agreement.

                  The Employer acknowledges Employee's continued ownership in Lazer Inc. ("Lazer") and agrees that, provided that (i) his continued activity on Lazer's behalf does not interfere with the performance of his duties for and his obligation of loyalty to the Employer and (ii) Lazer's business is not competitive with or otherwise contrary to the interests of Employer, then neither such ownership nor such activity or business shall be deemed to constitute a breach or violation of the foregoing provisions of this Section 1.

            2. Term. The Employee's employment with the Employer will be for a period of five (5) years commencing as of April 24, 1995, subject to termination as set forth in Section 6, and otherwise upon the terms and conditions of this Agreement.

            3.    Compensation; Expenses.

                  (a) As Base Compensation for Employee's performance of this Agreement, Employee shall receive a salary at the rate of One Hundred Fifty Thousand ($ 150,000.00) Dollars) per annum, payable in accordance with Employer's standard payroll practices and subject to usual payroll deductions.

                  (b) Employer shall pay or reimburse Employee for all reasonable travel (excluding commutation) and other expenses paid or incurred by him in the performance of his duties under this Agreement, provided that he first properly accounts therefor in accordance with Employer's policies. In addition, Employer shall lease and insure (bearing up to $550 per month of the cost thereof) a car for Employee's use, which use shall conform to Employer's reasonable rules and restrictions.

            4.    Benefits.

                  (a) As an employee of a subsidiary of IPC Information Systems, Inc., there will be available to you insurance, medical insurance, vacation, and incentive compensation programs such as IPC's Stock Option and Incentive Plan, together with such other benefits as may from time to time be available to similarly situated IPC employees subject, however, to the usual requirements of application and eligibility.

                  (b) Employee shall be entitled to four weeks vacation per year, and at such time or times, as is in accordance with Employer's standard practices.

                  (c) In order to assist the Employee in paying Federal and New York State income taxes which may arise out of his receipt on January 3, 1996 of "IPC Stock", being the common stock, $0.01 par value, of IPC Information Systems, inc., Employer agrees to loan to Employee an amount equal to the result of multiplying (a) thirty-seven and one half (37 1/2 %) percent of the Closing Price (as defined below) per share of IPC Stock on such date by (b) the number of shares of IPC Stock so received by the Employee. As used above, "Closing Price" shall mean the closing price per share on the NASDAQ National Market of IPC Stock on the date of determination. Any such loan shall be advanced on April 8, 1996, shall be evidenced by a Promissory Note in the form of Exhibit A hereto and shall be


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

on the terms set forth in such Promissory Note.

            5. Confidentiality. As an integral part of the employment relationship established by this Agreement, Employee is signing and delivering, with this Agreement, the confidentiality/noncompetition/proprietary information agreement attached hereto.

            6.    Termination and Related Matters.

                  (a) Death or Disability. This Agreement shall terminate in the event of the death or, at the Employer's sole option, disability of the Employee, in which case no compensation or benefits shall be payable under this Agreement, except for unpaid Base Compensation pro rated for that portion of the year during which the Employee was actually employed by the Employer. For purposes hereof, the Employee shall be deemed to be disabled if he is unable substantially to perform his duties hereunder for a period of six (6) consecutive months because of physical or mental illness. During such six (6) month period the Employee shall receive his normal compensation and benefits.

            (b) Termination for Cause. The Employer may terminate the Employee's employment hereunder for "Cause." Such termination shall be effective immediately upon notice of termination, provided that the Employer shall have given fifteen (15) days' prior notice to the Employee of its intention to so terminate the Employee's employment hereunder, stating the Cause therefor, and the Employee shall not have cured such Cause prior to delivery of notice of termination by the Employer.

                  For purposes of this Agreement, "Cause" shall mean and include a determination by the Board of Directors of the Employer of the Employee's: refusal or failure in any material respect to perform, or to comply in any material respect with his duties and obligations hereunder, refusal to follow directions commensurate with his office or other substantial breach of the substantive provisions of this Agreement, dishonesty, disloyalty, other conduct contrary to the interests or policies of the Employer or IPC (including drug or alcohol abuse, sexual abuse or harassment), or his conviction of a crime.

                  In the event that the Employee's employment hereunder shall terminate for Cause, the Employee shall relinquish all rights to any compensation or benefits whatsoever hereunder, except for unpaid Base Compensation pro rated for that portion of the year during which the Employee was actually employed by the Employer, and subject to offset for any moneys or benefits wrongfully derived, received or obtained by the Employee from any source as a result of any event constituting Cause hereunder.


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

            7. Notices. Notices and other communications required or permitted under this Agreement shall be in writing and directed as follows:

                  (a)   To Employer in care of:

                        IPC INFORMATION SYSTEMS, INC.
                        88 Pine Street, 15th Floor
                        New York, New York 10005
                        Attn: Office of the Corporate Secretary

                  (b)   To Employee:

                        Mr. Gerald E. Starr
                        4 Vivian Place
                        Suffern, New York 11901

                  With copy to:

                        EATON & VAN WINKLE
                        600 Third Avenue
                        New York, New York 10016
                        Attn: Clement B. Wood, Esq.

                  The parties may designate by notice to each other any new address for the purpose of notice under this Agreement. All notices shall be effective and deemed delivered when mailed postage prepaid by Registered or Certified Mail, return receipt requested. Notice shall be effective notwithstanding the addressee's refusal to execute a return receipt.

            8. Waiver of Breach. The waiver by Employer of a particular breach by Employee of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a waiver of any subsequent or other breach.

            9. Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, the related entities and affiliates referred to hereinabove, and their respective heirs, executors, administrators, successors and assigns. Neither this Agreement nor any rights hereunder may be assigned by Employee without the prior written consent of Employer.

            10. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof, and supersedes and replaces all prior negotiations, commitments, writings, agreements and understandings between the parties, oral or written, with respect to the subject matter hereof. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. Neither party has relied on


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

any representation, warranty, covenant or agreement not expressly set forth herein. Employee acknowledges that he has been represented by independent counsel of his choice in connection with this Agreement.

            11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

            12. Headings. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision or provisions of this Agreement.

            IN WITNESS WHEREOF, the parties have duly executed this Employment Agreement as of the day and first year above written.

                             IPC BRIDGE, INC.



                             By: /s/ Daniel Utevsky
                                 -------------------------------------



                             /s/ Gerald E. Starr
                             --------------------------------------
                             Gerald E. Starr


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

                  EMPLOYEE/CONSULTANT INVENTION,
                  CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

IPC Information Systems, Inc.
88 Pine Street
New York, New York 10005

Gentlemen/Madams:

            IPC Information Systems, Inc. and its subsidiaries including IPC Bridge Inc. (collectively, the "Company") are engaged in a business which depends to a great extent on proprietary and confidential systems and information. I am engaged as a consultant or employee of the Company. I understand that the Company maintains a Company policy concerning inventions, confidentiality and certain other matters relating to engagement by the Company. I understand it is a condition to my engagement at the Company to abide by that policy. Therefore, I agree:

            1. I will devote my time, skill, labor and knowledge to the advancement of the Company's interests by performing such duties as may have been or may be assigned to me by the Company.

            2. During my engagement and at all times thereafter I will hold in confidence and not disclose to third parties all information, matters and things related to the business or prospective business of the Company of a confidential or secret nature which I may acquire during my engagement. I will not, without the consent of the Company, use any such matter or thing or disclose to others any matter or thing related to the business or prospective business of the Company where such disclosure might possibly be contrary to the best interests of the Company. I agree that all information relating to the product design and structure, schematics, software, uses and sources of system components and processes of the Company, as well as customer identity and equipment configurations offered or sold to customers, are intended to be confidential.

            3. I will not, for a period of two years following any termination of my engagement by the Company, solicit any customer or employee of the Company to become a customer or employee of (or consultant to or agent for) any person engaged in business activity competitive with the business of the Company.

            4. The Company has all right to possession of, and all title in and to, all information, papers and documents (including drawings), in whatever medium stored, and copies, abstracts and summaries thereof, which I may originate or which may come into my possession during my engagement and which relate to the business or prospective business of the Company.


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

I will deliver all such things promptly to the Company on termination of my engagement or at any time the Company may request.

            5. I will fully disclose to the Company all inventions, software, design or systems architecture relating in any way to the business or prospective business of the Company which I make or conceive of during my engagement by the Company and for three months thereafter, except if and while actively employed pursuant to an arms' length engagement by an unrelated and nonaffiliated individual or entity. I hereby assign all my right, title and interest in and to such items, any patents thereon, patent rights or patentable material relating thereto (together, the "Proprietary Material") to the Company.

            6. As an employee of Bridge Electronics Inc., the predecessor to Bridge IPC, I acknowledge that the Proprietary Material which I have had made or conceived during my employment by Bridge Electronics belonged to Bridge Electronics and to the extent not previously assigned to Bridge Electronics I hereby assign to Bridge IPC all of my right, title and interest in such Material.

            7. I will, on request of the Company, at any time during or following my engagement, execute specific assignments (prepared by the Company) reflecting the assignment to the Company or its nominee of the Proprietary Material, applicable to the United States and to any and all foreign countries, as well as execute all patent applications and papers relating thereto, and take all other lawful acts, upon reasonable notice and at the Company's expense, which the Company deems reasonably necessary or advisable in connection therewith, including the giving of testimony.

            8. I agree that while in the engagement of the Company, and, for a period of up to two years thereafter, I will not, directly or indirectly, own, manage, operate, participate as a principal in or be employed by or otherwise be interested financially in, or connected in any commercial manner with, any business competitive with that conducted by the Company; provided, however, that following the termination of my engagement at the Company, the provisions of this paragraph 8 will apply only so long as the Company continues to pay me my base salary at the level in effect on the date of the termination of my engagement.

            9. The salary and/or fees and charges paid me or the firm with which I am associated constitute full and complete compensation to me for all my obligations and services and for all general and specific assignments under this Agreement. Nothing contained in this Agreement is intended to or shall create any right to employment, engagement, salary, benefits or other compensation not otherwise agreed to by the Company in writing.


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

            10. It is understood that my undertakings in Paragraphs 2 through 8 shall be binding upon me both during my engagement by the Company and subsequent thereto (for so long as stated in the applicable paragraph), and upon my heirs, successors, personal representatives and assigns, and that this entire Agreement shall inure to the benefit of the Company and its successors and assigns. I agree that my breach of any of the agreements contained herein may cause injury to the Company not remedied by mere payment of money damages; therefore, I agree, in aid of arbitration, to submit to the equitable remedies of a federal or state court sitting in New York State to prevent me from engaging in activities which could result in the use of Proprietary Material or confidential information by persons other than the Company.

            11. In the event of any litigation arising out of or under this confidentiality, etc. agreement, the prevailing party shall be entitled to recover its reasonable costs and expenses including attorneys' fees.

            12. Any dispute or controversy between or among the parties hereto relating to or arising out of this Agreement, or any amendment or modification thereof, or the breach thereof, shall be settled by binding arbitration in New York, New York pursuant to the rules then obtaining of the American Arbitration Association. No legal measures shall be taken except to obtain an injunction, restraining order or other preliminary relief in aid of arbitration and to enforce such arbitration and the award of the arbitrators. The parties agree that the relief which the arbitrators shall have the power to award to any party in any such arbitration shall include, without limitation, injunctive relief, damages and specific performance. The parties consent to the jurisdiction of the courts of the State of New York located in the County of New York for purposes of issuance of an injunction, restraining order or other preliminary relief in aid of arbitration, enforcement of the arbitration agreement and proceeding, and the entry of a judgment on any award, and further consent that any process or notice of motion or other application to a court or to a judge thereof may be served by registered or certified mail.


                                         /s/ Gerald E. Starr
                                         ---------------------------------------
                                         Gerald E. Starr


                                         IPC BRIDGE, INC.

                                         By: /s/ Daniel Utevsky
                                             -----------------------------------

Dated: April 20, 1995


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